SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                    BLACKROCK MARYLAND MUNICIPAL BOND TRUST

            (Exact Name of Registrant as Specified in its Charter)

                       Delaware                            38-3645611
                (State of Incorporation                 (I.R.S. Employer
                   or Organization)                    Identification no.)


                  100 Bellevue Parkway,                        19809
                   Wilmington, Delaware                     (Zip Code)
         (Address of Principal Executive Offices)

 If this form relates to                      If this form relates to the
 the registration of a class of               registration of a class of
 securities pursuant to Section 12(b)         securities pursuant to Section
 of the Exchange Act and is effective         12(g) of the Exchange Act and
 pursuant to General Instruction A.(c),       is effective pursuant to General
 please check the following box. |X|          Instruction A.(d), please check
                                              the following box. |_|

         Securities Act registration statement file number to which this form relates: 333-84544

         Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class            Name of Each Exchange on Which
            to be so Registered            Each Class is to be Registered
            --------------------           ------------------------------
            Common Stock                   New York Stock Exchange



         Securities to be registered pursuant to Section 12(g) of the Act:

                                                       None



                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorpo rated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-84544 and 811-21051) as filed electronically with the Securities and Exchange Commission (the "Commission") on March 19, 2002 (Accession No. 0000950136-02-000737) ("Regis tration Statement on Form N-2"), [as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on March 22, 2002 (Accession No.0000950136-02-000801) which are incorporated by reference.] Item 2. Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.


                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       BLACKROCK MARYLAND MUNICIPAL
                                       BOND TRUST



                                       By:       /s/ Ralph L. Schlosstein
                                                 ------------------------
                                       Name:     Ralph L. Schlosstein
                                       Title:    Trustee and President
                                                 (Principal Executive Officer)


Date: March 26, 2002